                                                                   EXHIBIT 3.6.2

                                    BY-LAWS

                                      OF

                             SOFTROL INCORPORATED
                            AN ARIZONA CORPORATION


                              ARTICLE I - OFFICES

     The principal office for the transaction of the business of the Corporation in the state of Arizona shall be located in the City of Phoenix, County of Maricopa. The Board of Directors of the Corporation is granted full power and authority to change such principle office or it may have such other offices, either within or without the County or State of Incorporation as the business of the Corporation may from time to time require.


                      ARTICLE II - STATUTES AND ARTICLES

     1. REFERENCES TO ARTICLES
           Any reference herein made to the Corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the office of the Arizona Corporation Commission, together with any and all certificates or amendments thereto filed by the Corporation with that office.

     2. SENIORITY THEREOF
           The Statutes of the State of Arizona will in all respects be considered superior to the Articles of Incorporation with any inconsistency resolved in the favor of said Statutes. The Statutes and Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Statutes and Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.


                      ARTICLE III - STOCKHOLDERS MEETINGS

     1. ANNUAL MEETING
           The annual meeting of the Stockholders shall be held on the first Monday of December, each year at the hour of 6 o'clock P.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. If any such annual meeting is for any reason not held, a special meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of directors) may be conducted thereat as at an annual meeting. Any director elected at any annual meeting will continue in office until the next annual meeting or special meeting held in lieu of an annual meeting, subject to his/her earlier resignation pursuant to
Article IV Section 10 below.

     2. SPECIAL MEETINGS.
           Special meetings of the Stockholders, unless otherwise prescribed by statute, may be held whenever and wherever called for by the Board of Directors or by the written demand of the holders of ten percent (10%) of all issued and outstanding shares of stock, regardless of class. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, and to such additional matters as the Chairman of such meeting may rule to be germane to such purpose.

     3. PLACE OF MEETING.
           The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice signed by all Stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

     4. NOTICE OF MEETING.
           Written or printed notice starting the place, day, and hour of the meeting of Stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than seven
(7) nor more than fourteen (14) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Any such waiver shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
           For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fourteen (14) days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least two (2) days immediately preceding such meeting. In lieu of closing, the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of Stockholders, not less than thirty (30) days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Microsmith, Inc. Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjustment thereof.

     6. VOTING LISTS.
           The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least seven (7) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of seven (7) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at the meeting of Stockholders.

     7. QUORUM.
           At any meeting of Stockholders a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purpose of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

     8. ORGANIZATION AND CONDUCT OF MEETINGS
           Each stockholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there is one, or, if not, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Corporation or such stockholder as may be appointed by the Board of Directors. The Corporation's Secretary will act as Secretary of each stockholders meeting; in his/her absence the Chairman of the meeting may appoint any person (whether a stockholder or not) to act as Secretary thereat. After calling a meeting to order, the Chairman may require the registration of all stockholders intending to vote in person, and the filing of all proxies with the Secretary of the meeting. After the announced time of filing of proxies has ended, no further proxies or changes thereto will be accepted. Absent a showing of bad faith on his part, the Chairman of the meeting will, among other things, have absolute authority to fix the period of time allowed for registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof.)

     9. VOTING
           Except as otherwise may be required by the Corporation's Articles of Incorporation or by Statute, each share of stock represented at any meeting of the stockholders shall be entitled to one vote. Except as otherwise herein provided, the record holder of each share of stock, as determined by the name appearing on the Corporation's books, shall be the person empowered to cast the vote to which such share shall be entitled. The affirmative vote of the majority of the shares then represented at any meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.
The voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

     The following additional provisions shall apply to the voting of shares:

             (a) Treasury Stock - Shares of its own stock belonging to the
                 Corporation shall neither be entitled to vote nor counted for quorum purposes. Nothing in this subparagraph shall be construed as limiting the right of this Corporation to vote its own stock held by it in a fiduciary capacity.

             (b) Proxies - At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

(c) Corporate Stockholders - Shares outstanding in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. The Secretary of the Corporation shall have the authority to require that such documents be filed with the Secretary as they shall reasonably require in order to verify the authority and power of any such officer, agent or proxy to vote the shares of the Corporation held by any such other corporation.

(d) Shares Held by Fiduciary - Shares held by an administrator, executor, guardian, conservator or personal representative may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him/her either in person or by proxy, but no such trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name. Shares held by or under the control of such trustee may be voted by such trustee without the transfer thereof into his/her name if authority to do so is contained in an appropriate order of the court by which such trustee was appointed.

(e) Joint Owners - If the shares stand in the names or two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

        (1) If only one votes, his/her act binds.

        (2) If more than one votes, the act of the majority so voting binds all.

        (3) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

     10. NOMINATIONS OF DIRECTORS
           Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or on behalf of the Board by a nominating committee appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by him/her not less than thirty (30) days nor more than sixty (60) days prior to any meeting of stockholders called for election of Directors. Such notice shall set forth as to each proposed nominee who is not an incumbent Director (i) the name, age, business address and telephone number and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder, and (iv) any other information about the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to the rules, regulations and forms promulgated under Section 14(a) of the Securities Exchange Act of 1934, if applicable.
     The Chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the forgoing procedure, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded.

     11. ELECTION OF DIRECTORS
           At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her for as many persons as there are directors to be elected and for whose election he/she has a right to vote, or to cumulate his/her votes by giving one candidate as many votes as the number of shares owned, multiplied by the number of directors to be elected and for whose election he/she has a right to vote, shall equal, or by distribution such votes on the same principle among any number of such candidates.

     12. STOCKHOLDER APPROVAL OR RATIFICATION
           The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the stockholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 4 above. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Corporation and all of its stockholders as if would be if approved and ratified by each and every stockholder of the Corporation.

     13. INFORMALITIES AND IRREGULARITIES
           All informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

                        ARTICLE IV - BOARD OF DIRECTORS

     1. GENERAL POWERS.
           Subject to the limitations of the Articles of Incorporation, the Bylaws, the Arizona General Corporation Law as to actions to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporation powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. In addition to any other powers granted by the Arizona General Corporation Law, the Articles of Incorporation and the Bylaws, it is hereby expressly declared that the Directors shall have the following powers:

           (a) To select and remove all of the officers, agents, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the Bylaws and fix their compensation.

           (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

           (c) To designate any place within or without the State of Arizona for the holding of any stockholders meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificate of stock, and to alter the form of such seal and such certificates so that the same shall at all times comply with the applicable law.

           (d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in case of shares issued as a dividend against amounts transferred from surplus to stated capital.

           (e) To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidence of debt and securities therefor.

           (f) To authorize a person or persons to sign and endorse all checks, drafts or other forms for payments of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation.

     2. NUMBER, TENURE, AND QUALIFICATIONS.
           The number of Directors of the Corporation shall be not less than one
(1) nor more than nine (9). Each Director shall hold office until the next annual meeting of Stockholders and until his successor shall have been elected and qualified, or until his/her earlier resignation or removal. The Directors need not be stockholders or residents of the state of incorporation.

     3. REGULAR MEETING.
           A regular meeting of the Directors, shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     4. SPECIAL MEETING.
           Special meeting of the Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meeting of the Directors may fix the place for holding any special meeting of the Directors called by them.

     5. NOTICE.
           Notice of any special meeting shall be given at least seven days previously thereto by written notice delivered personally, or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6. QUORUM.
At any meeting of the Directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     7. MANNER OF ACTING.
           The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

     8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
           Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the board for any reason except the removal of Directors without cause may be filled by a vote of majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     9.  REMOVAL OF DIRECTORS.
           Any or all of the Directors may be removed for cause by vote of the Stockholders or by action of the Board. Directors may be removed without cause only by vote of the Stockholders.

     10. RESIGNATION.
           A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     11. COMPENSATION.
           Compensation may be paid to Directors for their services by resolution of the Board. A fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     12. PRESUMPTION OF ASSENT.
           A Director of the Corporation who is present at a meeting of the Directors at which action on any Corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     13. EXECUTIVE AND OTHER COMMITTEES.
           The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more Directors. Each such committee shall serve at the pleasure of the Board.

                             ARTICLES V - OFFICERS

     1.   NUMBER.
          The Officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer, each of whom shall be elected by the Directors. Any number of offices may be held by the same person, except that the office of President and Secretary shall not be held by the same person. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Directors.

     2. ELECTION AND TERM OF OFFICE.
           The Officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the Stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     3. REMOVAL.
           Any Officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4. VACANCIES.
           A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

     5. PRESIDENT.
           The President shall be the principal executive officer of the Corporation and, subject to the control of the Directors,shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Stockholders and of the Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

     6. SECRETARY.
           The Secretary shall keep the minutes of the Stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the Corporate records and of the Seal of the Corporation and keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to her by the President or by the Directors.

     7. TREASURER.
           If required by the Directors, the Treasurer shall give a bond for the faithful discharge of her duties in such sum and with such surety or sureties as the Directors shall determine. She shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to her by the President or by the Directors.

     8. SALARIES.
           The salaries of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


              ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     1. CONTRACTS.
           The Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     2. LOANS.
           No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

     3. CHECKS, DRAFTS, ETC.
           All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed be such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

     4. DEPOSITS.
           All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.

           ARTICLES VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

   1. CERTIFICATES FOR SHARES.
           Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the Stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

     2. TRANSFERS OF SHARES.
           (A) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

           (B) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                          ARTICLE VIII - FISCAL YEAR

           The fiscal year of the Corporation shall begin on the first day of October in each year.

                           ARTICLE VIII - DIVIDENDS

           The Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the term and conditions provided by law.

                               ARTICLE IX - SEAL
           The Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of the Incorporation, year of Incorporation and the words, "CORPORATE SEAL".

                            ARTICLE X - AMENDMENTS
     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the Stockholders representing a majority of all the shares issued and outstanding, at any Annual Stockholders' meeting or at any special Stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.


AUTHENTICATED DATED: July 30, 1989




/s/ William S. Smith
_________________________________
William S. Smith - President




_________________________________
James H. Eakes - Vice-President/Treasurer




/s/ Dawn C. Smith
_________________________________
Dawn C. Smith - Secretary

                                  MICROSMITH

                 AMENDMENTS TO THE BY-LAWS OF THE CORPORATION
                        ADOPTED BY THE SHAREHOLDERS ON
                                March 31, 1998

1. The first sentence of Article V, Section 1 of the By-laws is amended in its entirety to read as follows:

       Section 1.  OFFICERS.

       The Officers of the Corporation shall be a Chairman and Chief Executive Officer, President, a Vice-President, a Secretary and a Treasurer.

2. Article V, Section 5 of the By-laws is amended in its entirety to read as follows:

       Section 5.  THE PRESIDENT.

       During the absence or disability of the Chairman of the Board, or while that office is vacant, the President shall preside over all meetings of the Board of Directors, of the Shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the Chairman of the Board. He or she shall be, ex officio, a member of all standing committees. The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors.

3. Article V of the By-laws is amended to add a new section 9 to read as follows:

       Section 9.  CHAIRMAN OF THE BOARD OF DIRECTORS.

       If the Board of Directors elects or appoints a Chairman of the Board, he or she shall be elected or appointed by, and from among the membership of, the Board of Directors. He or she shall preside at all meetings of the Shareholders of the Board of Directors and of any executive committee. He or she shall perform such other duties and functions as shall be assigned to him or her from time to time by the Board of Directors. He or she shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the Board of Directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the Board of Directors. During the absence or disability of

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     the President, or while that office is vacant, the Chairman of the Board of
     Directors shall exercise all of the powers and discharge all of the duties of the President.

4. Article V of the By-laws is amended to add a new section 10 as follows:

     Section 10.  CHIEF EXECUTIVE OFFICER.

     Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The designation of the Chief Executive Officer may be changed at any special meeting of the Board of Directors. The President shall be the Chief Executive Officer whenever the office of Chairman of the Board is vacant. The Chief Executive Officer shall be responsible to the Board of Directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect.